UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): June 23, 2005


                                    CEL-SCI CORPORATION
                                    -------------------
                   (Exact name of Registrant as specified in its charter)


          Colorado                     0-11503                  84-0916344
--------------------          ------------------------    ---------------------
(State or other jurisdiction    (Commission File No.)        (IRS Employer
of incorporation)                                          Identification No.)

                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                    ----------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (703) 506-9460
                                                       --------------

                                       N/A
                          ---------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ } Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
          Standard; Transfer of Listing

      On June 23, 2005, CEL-SCI Corporation received written notice from the American Stock Exchange ("AMEX") indicating that CEL-SCI does not meet certain of the Exchange's continued listing standards. Specifically, CEL-SCI is not in compliance with Section 1003(a)(ii) of the AMEX Company Guide since CEL-SCI's shareholder's equity is less than $4,000,000 and CEL-SCI had losses from continuing operations and/or net losses in three of its four most recent fiscal years, CEL-SCI is also not in compliance with Section 103(a)(iii) of the AMEX Company Guide since CEL-SCI's shareholder's equity is less than $6,000,00 and CEL-SCI had losses from continuing operations and/or net losses in its five most recent fiscal years.

      In order to maintain its AMEX listing CEL-SCI will, by July 22, 2005, submit a plan of compliance advising the AMEX of the actions it will take which will bring it into compliance with AMEX listing standards no later than December 23, 2007. If AMEX accepts CEL-SCI's plan, CEL-SCI can maintain its AMEX listing during that time subject to the periodic determination by the AMEX that CEL-SCI is making progress consistent with its plan. If CEL-SCI cannot regain compliance with the listing standards by December 23, 2007, or does not make progress consistent with its plan during the plan period, the AMEX staff will initiate delisting procedures.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 24, 2005

                                 CEL-SCI CORPORATION



                                 By: /s/ Geert R. Kersten
                                    ---------------------------------------
                                    Geert R. Kersten, Chief Executive Officer